Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report, dated March 13, 2015, in Amendment No. 2 to the Registration Statement (Form 10 No. 000-55426) of Audax Credit BDC Inc. for the registration of 100,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 12, 2015